Exhibit 4(iii)

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                                                       DRAFT

                                   HOLOPHANE DIVISION OF LITHONIA LIGHTING GROUP

                                            RETIREMENT AND 401(k) PLAN

                                               FOR HOURLY EMPLOYEES

                                         (Effective as of January 1, 2001)

                               [Subject To Approval by the Internal Revenue Service]

                                   HOLOPHANE DIVISION OF LITHONIA LIGHTING GROUP

                                            RETIREMENT AND 401(k) PLAN

                                               FOR HOURLY EMPLOYEES

                                         (Effective as of January 1, 2001)

         THIS AGREEMENT is made as of the 1st day of January, 2001, by National Service Industries, Inc. (the
"Corporation").

                                               W I T N E S S E T H:

         WHEREAS, the Corporation desires to establish a retirement and savings plan for the benefit of the eligible hourly employees of the Holophane Division of the Lithonia Lighting Group of the Corporation.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Corporation does hereby adopt and establish the Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan for
Hourly Employees effective as of January 1, 2001:

                                                   ARTICLE I

                                           DEFINITIONS AND CONSTRUCTION
                                           ----------------------------

         Where the following words and phrases appear in this Plan they shall have the meaning set forth below, unless a different meaning is plainly required by the context:

1.1      Account - With respect to each Participant, the combination of all accounts maintained on his behalf
         -------
pursuant to Section 4.1.

1.2      Affiliated Employer - Any entity which is a member of a controlled group of corporations that includes
         -------------------
the Employer within the meaning of Section 414(b) of the Code, or related employers under common control within the meaning of Section 414(c) of the Code, or related employers which constitute an affiliated service group under Section 414(m) of the Code, or employers related through the leasing of Employees under Section 414(n) of the Code, or any other entity required to be aggregated under Section 414(o) of the Code.

1.3      Annual Compensation - For purposes of determining the amount an Employee may elect to contribute to the
         -------------------
Plan as an Elective Deferral under Section 3.1, Annual Compensation means the Participant's remuneration from the
Employer for the Plan Year, including wages, salary, overtime pay, bonuses, commissions, and all elective contributions made by the Employer on behalf of the Employee to any plan under Sections 125, 402(a)(8), 402(h) or
403(b) of the Code, but excluding: (i) payments such as contributions by the Employer to this or any other profit sharing plan or pension plan, welfare plans, group insurance plans or similar benefit programs, severance pay, and employee moving expenses deductible under Section 217 of the Code; and (ii) any income derived from stock purchase plans or stock options.  Notwithstanding the foregoing, for purposes of calculating the limitations in
Sections 3.3, 3.5, and 4.5, and any other similar limitations under the Code, the Employer may elect to use any method of determining Annual Compensation under the Plan, provided that such method is permissible under
Regulations issued by the Secretary.  The Annual Compensation of any Employee taken into account under the Plan for any Plan Year shall not exceed $170,000, as adjusted under Section 401(a)(17)(B) of the Code.  For purposes of determining the amount a Participant may elect to contribute to the Plan as an Elective Deferral, only Annual
Compensation earned while the Participant is eligible to participate in the Plan shall be considered.

1.4      Authorized Leave of Absence - Any absence authorized by the Employer under the Employer's standard
         ---------------------------
personnel practices, provided that the Participant returns within the period specified in the Authorized Leave of
Absence.  An absence due to service in the Armed Forces of the United States shall be considered an Authorized
Leave of Absence provided that the Employee returns to Employment with the Employer within the period during which his right to reemployment is preserved by law.

1.5      Basic Contribution Account - The account maintained for a Participant to record his share of any Basic
         --------------------------
Contributions the Employer may elect in its discretion to make pursuant to Section 3.6, and adjustments relating thereto.

1.6      Basic Contribution - Any contribution the Employer may elect in its discretion to make pursuant to
         ------------------
Section 3.6, and which is credited to the Participant's Basic Contribution Account.

1.7      Beneficiary - Any person or persons (natural or otherwise) designated by a Participant on a form
         -----------
supplied by the Plan Administrator in accordance with Article VI hereof to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person, the person or entity determined to be a Beneficiary under Article VI hereof.

1.8      Board - The Board of Directors of National Service Industries, Inc.
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1.9      Break in Service - A Plan Year or other computation period of twelve (12) consecutive months in which
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the Employee completes no more than 500 Hours of Service; provided, however, an individual Reemployed by the
Employer, in the period during which his right to Reemployment after the completion of qualified military service
(as defined in Section 414(u) of the Code) is protected by federal law, shall not be deemed to have incurred a
Break in Service by reason of such individual's period of qualified military service.

1.10     Code - The Internal Revenue Code of 1986, as amended from time to time.
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1.11     Corporation or NSI - National Service Industries, Inc., or its successor.
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1.12     Early Retirement Date - The date (if any) specified on the Schedule attached hereto for the group of
         ---------------------
Eligible Employees to which the Participant belongs on which the Participant can elect Early Retirement under the
Plan.

1.13     Effective Date - January 1, 2001, or such later date as the group, class, or similar designation of
         --------------
Employee becomes eligible to participate in the Plan.

1.14     Elective Deferral - The portion of a Participant's Annual Compensation deferred pursuant to the election
         -----------------
described in Section 3.1, contributed on his behalf to the Trust and credited to the Participant's Pre-tax
Account.  For tax purposes, including Section 414(h) of the Code, Elective Deferrals shall be considered Employer contributions to the Plan.

1.15     Eligible Employee - An Employee described in Section 2.1 who is eligible to have Elective Deferrals made
         -----------------
on his behalf to the Plan for all or a portion of the Plan Year.  An Employee will not cease to be an Eligible
Employee merely because he elects not to participate (other than an initial, irrevocable election never to participate in any cash or deferred arrangement maintained by the Corporation or any Affiliated Employer) or because he is prevented from making such Elective Deferrals by operation of Section 415 of the Code.

1.16     Employee - Any person who is classified by the Employer as an Employee of the Holophane Division of the
         --------
Lithonia Lighting Group and who is receiving remuneration for personal services rendered to the Employer (or who is on an Authorized Leave of Absence). The term Employee, to the extent mandated by law, shall include leased employees within the meaning of Section 414(n)(2) of the Code unless (i) such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section
414(n)(5)(C)(ii) of the Code, and (ii) such leased employees are covered by a plan described in Section 414(n)(5)

of the Code, in which event such leased employees shall not be considered Employees for purposes of this Plan.
Leased employees shall not be eligible to participate in the Plan. Independent contractors and other individuals under contract with the Employer and classified by the Employer as a non-Employee shall also not be eligible to participate in the Plan.

1.17     Employer - The Holophane Division of the Lithonia Lighting Group and any other business unit, division,
         --------
or group of the Corporation or an Affiliated Employer whose employees are authorized by the Corporation to participate herein and that, to the extent necessary, adopts the Plan for the exclusive benefit of its Employees in accordance with any conditions required by the Corporation.

1.18     Employer Contribution Accounts - The Accounts derived from Employer contributions, which include a
         ------------------------------
Participant's Matching Contribution Account and Basic Contribution Account.

1.19     Employment - Service as an Employee of the Employer and any Affiliated Employer.  The term
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"Reemployment" means Employment following a prior termination of employment.  The terms "Employed" and
"Reemployed" shall be used in the same sense as the terms Employment and Reemployment, respectively.

1.20     Entry Date - The first day of each calendar month coincident with or next following the date on which an
         ----------
Employee who has completed the eligibility requirements of Section 2.2 shall become a Participant.

1.21     Excess Aggregate Contributions - With respect to any Plan Year, the aggregate amount of Matching
         ------------------------------
Contributions (or any other contribution for purposes of Section 3.5), to the extent such amount exceeds the maximum permissible amount of such contributions under the limitations of Section 3.5 (determined by reducing contributions, in accordance with Section 401(m)(6) of the Code, made on behalf of Highly Compensated beginning with the Highly Compensated Employee(s) who had the greatest dollar amount of such contributions).

1.22     Excess Contributions - With respect to any Plan Year, the aggregate Employer contributions paid to the
         --------------------
Plan as an Elective Deferral (or any other contributions taken into account for purposes of Section 3.3 of the
Plan) on behalf of a Highly Compensated Employee for such Plan Year, to the extent such aggregate contributions exceed the maximum amount of such contributions permitted for such Highly Compensated Employee for such Plan Year under the limitations of Section 3.3 (determined by reducing such contributions, in accordance with Section
401(k)(8)(B) of the Code, made on behalf of Highly Compensated Employees beginning with the Highly Compensated
Employee(s) with the highest dollar amount of such contributions).

1.23     ERISA - Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to
         -----
time.

1.24     Fiduciaries - The Named Fiduciaries who shall be the Corporation, the Plan Administrator, and the
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Trustee, and other parties designated as Fiduciaries by such Named Fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each in connection with the Plan and
Trust.

1.25     Forfeiture - The portion of a Participant's Employer Contribution Account not vested at termination of
         ----------
Employment which is handled in accordance with Section 4.7.

1.26     Highly Compensated Employee - For each Plan Year, each Participant who
         ---------------------------

(a)      is a 5% owner, as defined in Section 416(i)(1) of the Code, at any time during the Plan Year or the preceding Plan Year, or

(b)      received compensation (as defined for purposes of Section 415(c)(3) of the Code, increased by elective contributions to a plan under Sections 125, 401(k) and 402(g)(3), 408(k)(3) or 403(b) of the Code) in
         excess of $85,000 (adjusted for cost-of-living increases in accordance with Section 414(q) of the Code)
         for the preceding Plan Year, and, at the Employer's election, was in the group consisting of the most highly compensated 20% of the Employees for the preceding Plan Year.

         The determination of which Employees are Highly Compensated Employees shall at all times be made subject to Section 414(q) of the Code and any related regulations, rulings, notices or revenue procedures.  In determining whether an Employee is a Highly Compensated Employee for any Plan Year, the Employer may use any
alternatives and elections authorized under the applicable Internal Revenue Service regulations, rulings, notices or revenue procedures.  For purposes of determining the most highly compensated 20% of the Employees for the preceding Plan Year, the Employer may exclude such Employees as it determines on a consistent basis pursuant to
Section 414(q)(8) of the Code.

1.27     Holophane Plan  -  The Holophane Corporation Thrift and Retirement Plan, a defined contribution plan in
         --------------
which certain participants in the Plan previously participated.

1.28     Hour of Service - Each Employee will be credited with an Hour of Service for eligibility for
         ---------------
participation purposes for:

(a)      Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties.  These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b)      Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Authorized Leave of Absence; provided, however, that under this paragraph (b):

        (i)      No more than 501 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

        (ii)     No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable workmen's compensation, unemployment insurance or disability insurance laws; and

        (iii)    No hours shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

(c)      Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than to the period in which the award, agreement or payment is made.
         The same Hours of Service shall not be credited under paragraphs (a) or (b), as the case may be, and this paragraph (c).  Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations of that paragraph.

(d)      Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated herein by this reference.

(e)      The method of determining Hours of Service under the Plan shall be in accordance with Department of
         Labor Regulations Section 2530.200b-3 and shall be applied in a non-discriminatory manner to all
         Employees or classes of Employees.  The Plan may apply different methods and equivalency rules in determining Hours of Service for different classes of Employees.

1.29     Investment Committee - The committee appointed by the Corporation pursuant to the Trust Agreement which
         --------------------
shall have authority (i) to establish the Investment Funds under the Plan; (ii) to select the investment advisors; and (iii) generally to manage and monitor the investment activities of the Plan.

1.30     Investment Fund - The investment options set forth in Section 8.2 of the Plan into which a Participant
         ---------------
may direct the investment of his Account.  The term Investment Fund shall also include any self-directed brokerage option which may be made available under the Plan.

1.31     Limitation Year - The 12-month period coincident with the Plan Year.
         ---------------

1.32     Lithonia Lighting Group - The business unit of the Corporation which designs, manufactures and sells
         -----------------------
lighting products and includes Lithonia Lighting and Holophane.

1.33     Manville Thrift Plan Account - The account maintained for certain Participants who previously
         ----------------------------
participated in the Manville Thrift Plan. This account may be subject to special rules relating to withdrawals and distributions.

1.34     Matching Contribution Account - The account maintained for a Participant to record any Matching
         -----------------------------
Contributions made on his behalf by the Employer pursuant to Section 3.4, and adjustments relating thereto.

1.35     Matching Contribution - The contribution made by the Employer to match a Participant's Elective
         ---------------------
Deferrals as provided in Section 3.4.

1.36     Metal Optics Plan  -  The Metal Optics, Inc. 401(k) Profit Sharing Plan, a defined contribution plan in
         -----------------
which certain participants in this Plan previously participated.

1.37     Normal Retirement Date - The date the Participant attains age sixty-five (65) (the Normal Retirement
         ----------------------
Age).

1.38     NSI Stock Fund - An Investment Fund which is invested primarily in NSI Common Stock.
         --------------

1.39     NSI Common Stock - The common stock of National Service Industries, Inc., $1.00 par value, and any
         ----------------
securities substituted for such stock by reason of recapitalization, reorganization, merger, or consolidation.

1.40     Participant - Any Employee who has qualified under the terms of the Plan for participation herein and
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who remains so qualified.

1.41     Plan - The Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan for Hourly Employees
         ----
as set forth herein, as it may be amended from time to time.

1.42     Plan Administrator - The Corporation (or such person, persons or entity as the Corporation shall
         ------------------
appoint), which shall have the authority to administer the Plan as provided in Article VII.

1.43     Plan Year - The 12-month period commencing on January 1 and ending on the next following December 31.
         ---------

1.44     Pre-tax Account - The account maintained for a Participant to record Elective Deferrals deferred
         ---------------
pursuant to the election described in Section 3.1, and adjustments related thereto.  A Participant's Pre-tax
Account shall at all times be fully vested.

1.45     Rollover Account - The account maintained to record any rollover contributions by the Participant
         ----------------
pursuant to Section 3.9, and adjustments relating thereto.  A Participant's Rollover Account shall at all times be fully vested.

1.46     Service - A Participant's period of Employment with the Employer, and any corporation, sole
         -------
proprietorship or partnership that is a member of a controlled group of corporations that includes the Employer, or is under common control, or is a member of an affiliated service group that includes the Employer, or are entities related through the leasing of Employees, as determined under Section 414(b), (c), (m), and (n) of the
Code, and Article II hereof.  In certain cases, service with a predecessor employer may be counted as Service under the Plan.

1.47     Special Distribution Restrictions - Amounts credited to a Participant's Account(s) which are not
         ---------------------------------
distributable to Participants or their Beneficiary(ies) merely by reason of any stated period of participation or the lapse of any fixed number of years, nor earlier than the earliest of:

        (a)      Separation from Employment by the Participant;

        (b)      Death of the Participant;

        (c)      Total Disability of the Participant;

        (d)      Except as limited by subsection (f) below, termination of the Plan without establishment of a successor plan;

        (e)      Hardship of the Participant, but only if and to the extent permitted by the Schedule applicable to the
                 Participant and the Code and Regulations.

        (f)      With respect to Elective Deferrals (and earnings thereon), and Matching Contributions (and earnings thereon) taken into account for purposes of Section 3.3, upon (A) termination of the Plan without establishment or maintenance of a successor defined contribution plan, (B) sale of substantially all assets used by the Employer in the trade or business in which the Participant is Employed, or (C) the sale of an incorporated Affiliated Employer's interest in a subsidiary; provided, however, that such distributions may only be made if and to the extent permitted by the Code and Regulations issued thereunder.

1.48     Total Deferrals - With respect to any taxable year of an Employee, the sum of:  (i) any Elective
         ---------------
Deferrals to this Plan or any pre-tax contributions to any other cash or deferred arrangement (as defined in
Section 401(k) of the Code) in lieu of receipt of such amount as compensation; (ii) any elective SEP contributions under Section 402(h) of the Code; and (iii) any salary reduction contribution to any annuity under
Section 403(b) of the Code.

1.49     Total and Permanent Disability - The lasting inability of a Participant, due to illness, accident or
         ------------------------------
other physical or mental incapacity, to perform the customary duties and services of his Employment.  The determination as to whether such Total and Permanent Disability exists in any individual case shall be made by the Plan Administrator on the basis of medical and other information provided to it.  In the event the Plan
Administrator, after examination of the medical and other information provided to it, finds that Total and
Permanent Disability within the meaning of this Section does not exist, then it shall by certified mail so notify the Participant in question who shall have the rights set forth in the claims procedure in Section 7.3.  The reasonable expenses of determining whether such a Participant is Totally and Permanently Disabled shall be considered an administrative expense of the Trust, and shall be paid as provided in Section 7.10.

1.50     Trust (or Trust Fund) - The trust fund or funds established pursuant to Article VIII and the Trust
         ---------------------
Agreement to receive and to invest the amounts deferred by or contributed on behalf of the Participants under the
Plan, and from which distributions will be made.

1.51     Trust Agreement - The agreement entered into between the Corporation and the Trustee which provides for
         ---------------
the holding and investment of the assets of the Plan.

1.52     Trustee - The individual(s) or financial institution(s) designated in the Trust Agreement to hold the
         -------
assets of the Plan.

1.53     Valuation Date - The periodic and regularly scheduled date (or dates) for valuation of the individual
         --------------
Investment Funds of the Trust and the respective Accounts of Participants.  The Annual Valuation Date shall be
December 31 of each year.

1.54     Vested - That portion of the Participant's Employer Contribution Account, Pre-tax Account, and Rollover
         ------
Account, which under the terms hereof is nonforfeitable.

1.55     Year of Service - The applicable twelve (12) consecutive month period in which an Employee completes at
         ---------------
least 1,000 Hours of Service.

         The masculine gender, appearing in this Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.  The words "hereof",
"hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section.

                                                    ARTICLE II

                                      ELIGIBILITY, PARTICIPATION AND SERVICE
                                      --------------------------------------
2.1      Eligibility - Employees of the Employer classified as hourly Employees shall be eligible to participate
         -----------
in the Plan upon completion of the requirements set forth in Section 2.2 below, provided that the following
Employees shall not be eligible to participate: (i) Employees classified by the Employer as salaried employees;
(ii) Employees whose terms and conditions of Employment are determined by collective bargaining with a union or an affiliate thereof representing such persons and with respect to whom inclusion in the Plan has not been specifically provided for in the collective bargaining agreement; (iii) individuals classified by the Employer as independent contractors; (iv) individuals classified by the Employer as leased Employees; and (v) Employees classified by the Employer as temporary, seasonal or casual employees.  If any individual classified by the
Employer as an independent contractor or other non-Employee designation is later required by action of the
Internal Revenue Service, Department of Labor, or any other government agency to be classified as an Employee, such individual shall not be eligible to participate in the Plan prior to such reclassification and, after such reclassification, the individual's participation shall be in accordance with the rules established by the
Employer and the Plan Administrator.

2.2      Participation -
         -------------

(a)      Eligible Employees -  If an Eligible Employee is an hourly Employee of the Employer and an active
         ------------------
         participant in the Holophane Plan or the Metal Optics Plan on December 31, 2000, the Employee will be eligible to participate in this Plan on January 1, 2001, provided the Employee continues to be an
         Eligible Employee on such date.  Any other Eligible Employee shall be eligible to participate in the
         Elective Deferral and Matching Contribution portion of the Plan as of the Entry Date coincident with or next following the later of the Employee's date of hire or attainment of age 18.  If a Basic
         Contribution is provided for in the Schedule attached hereto for the group or classification of employees to which the Eligible Employee belongs, the Eligible Employee shall be eligible to participate in the Basic Contribution portion of the Plan as of the Entry Date coincident with or next following (i)
         the attainment of age 18, and (ii) the completion of one Year of Service.

(b)      Continued Eligibility - A Participant shall continue to be eligible to participate in the Plan as long
         ---------------------
         as he is actively employed in an eligible class of employees under Section 2.1.

2.3      Enrollment for Elective Deferrals - In order to participate in the Elective Deferral portion of the
         ---------------------------------
Plan, an Employee must complete the election form described in Section 3.1(b) in the manner provided for therein
(or otherwise enroll through a telephone, or other electronic, communications arrangement established by the Plan
Administrator).  If the date an Employee submits an election form designating a portion of his Annual
Compensation to be contributed to the Plan (and indicating the manner in which such amounts shall be invested) is later than the date he would otherwise become a Participant, then his participation in the Elective Deferral portion shall commence as soon as practical thereafter.

2.4      Maternity or Paternity Leave - In the case of an Employee who is absent from Employment on account of
         ----------------------------
(i) the Employee's pregnancy, (ii) the birth or adoption of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

        (i)      the Hours of Service that otherwise would normally have been credited to such Employee but for such absence; or

        (ii)     if the Hours of Service in (i) cannot be determined, than 8 Hours of Service for each day of such absence.

In no event, however, shall the Hours of Service credited under this Section 2.4 exceed 501 for each absence.

2.5      Military Service - If a Participant is Reemployed after a period of qualified military service, the
         ----------------
years, or partial years, of qualified military service will be credited as Years of Service under the Plan, in accordance with Section 414(u) of the Code.

2.6      Transfers of Employment Among Employers - In the event an Eligible Employee of the Employer is
         ---------------------------------------
transferred to or from a classification of Eligible Employees or an Employer eligible to participate in the Plan, the following rules shall apply:

(a)      An Employee who is transferred to the Employer, or to a class of Employees eligible for participation in the Plan, may become a Participant under this Plan on the Entry Date following the date on which he meets the eligibility requirements for participation herein; however, the transferred Employee's date of

         Employment for purposes of eligibility and vesting under this Plan shall be the date of his Employment with an Affiliated Employer of NSI.  If an Employee has met the eligibility requirements as of his date of transfer, he may become a Participant as soon as administratively practical after such transfer.

(b)      A Participant transferring from the Employer to an Affiliated Employer or to a class of Employees ineligible for participation in this Plan, shall not be entitled to continue his Elective Deferrals under this Plan or to receive Employer contributions (unless he again becomes an Eligible Employee).

(c)      If a Participant is transferred to an Affiliated Employer other than the Employer, such Participant shall continue to receive credit for vesting purposes under the Plan until his Employment with all
         NSI-related companies terminates.  Such a Participant will be entitled to receive a distribution from the Plan when his employment with all NSI-related companies terminates.

(d)      If a Participant (or his Beneficiary as the case may be), upon his termination of Employment, normal, early or disability retirement or the date of his death, receives, or is entitled to receive, or previously received, a benefit from another defined benefit or defined contribution plan of an
         Affiliated Employer, or from one to which an Affiliated Employer contributed, such benefit shall not reduce the amount of the benefit to be paid under this Plan.

(e)      If a Participant transfers to an Affiliated Employer that maintains a tax-qualified deferred compensation plan, the Participant's Account (and any outstanding loans) may, in accordance with such rules as may be established by the Plan Administrator, be transferred to such plan.

                                                  ARTICLE III

                                       ELECTIVE DEFERRALS AND CONTRIBUTIONS
                                       ------------------------------------
3.1      Elective Deferrals -
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(a)      Amount of Elective Deferrals - Pursuant to the election described in subsection (b) below, each
         ----------------------------
         Participant, upon satisfaction of the requirements set forth in Article II, may defer under this Plan, in any Plan Year, a portion of his Annual Compensation, in one percent (1%) increments, up to the amount provided in the Schedule attached hereto which applies to the group or classification of employees to which the Participant belongs.  The Elective Deferrals shall be made in accordance with such rules and regulations as may be established by the Plan Administrator and shall be subject to the limitations contained in Sections 3.2, 3.3 and 4.5.  In the event that a Participant elects to defer a portion of his Annual Compensation under this Plan, it will be designated for contribution by the Employer to the

         Trust, on behalf of the Participant, and for deposit in his Pre-tax Account.  All amounts deposited to a
         Participant's Pre-tax Account shall at all times be fully vested.

(b)      Election to Defer - Subject to the provisions of subsection (d), Participants may elect each Plan Year
         -----------------
         to defer a portion of their Annual Compensation by delivering to the Plan Administrator or its agent a properly completed election form providing for such deferral for such Plan Year.  The Plan Administrator shall establish such nondiscriminatory time requirements for the delivery of election forms as it deems necessary for the proper administration of the Plan.  Elections shall initially be effective for the first payroll period commencing on or after the Entry Date subsequent to the Participant's deferral election.  Such election shall continue in effect from year to year until the earlier of the date the
         Participant making the election ceases participation in the Plan, or the date an adjustment election described in subsection (c) becomes effective.

(c)      Elective Deferral Adjustment - Subject to the provisions of subsection (d), a Participant who has
         ----------------------------
         elected under subsection (b) to defer a portion of his Annual Compensation for a Plan Year may elect to increase or reduce the amount of his deferral as provided in this subsection.  A Participant may elect to increase or reduce the amount of his deferral in whole percentage increments by delivering a change
         form to the Plan Administrator.   Such Elective Deferral adjustments shall be effective as soon as administratively practical following the date the Participant's election is made. Any change which becomes effective pursuant to this subsection shall remain in effect until the earlier of (i) the date the Participant making the election ceases participation in the Plan, or (ii) the date a subsequent adjustment election first becomes effective.

                  A Participant may elect to terminate his deferral of a portion of his Annual Compensation under the Plan by delivering a change form to the Plan Administrator.  Such Elective Deferral termination election shall be effective as soon as administratively practical subsequent to such Participant's election.  If a Participant terminates his contributions, such  Participant cannot again elect to defer a portion of his Annual Compensation pursuant to Section 3.1(a) and (b) until the next following Entry
         Date (except where the Elective Deferrals have been suspended pursuant to Section 5.10 as a result of a hardship withdrawal).

(d)      Method of Making Election - An election made pursuant to subsections (b) or (c) of this Section 3.1
         -------------------------
         shall be made in writing on a form prescribed by the Plan Administrator or through telephone or other electronic arrangements established by the Plan Administrator.  An election to commence, increase or decrease the amount of Elective Deferrals shall specify the amount of deferral desired as a whole percent of Annual Compensation, subject to the limitation in subsection (a) above.  Any election purporting to defer more than the maximum percentage of Annual Compensation as specified in Section
         3.1(a) shall be treated as an election to defer such maximum percentage.

(e)      Payroll Deductions - The contribution of Elective Deferrals shall normally be accomplished through an
         ------------------
         automatic payroll deduction arrangement.  However, the Plan Administrator may, in its discretion, allow such contributions to be made in a manner other than through regular payroll deductions if consistent with applicable law and regulations.

3.2      Limitation of Total Deferrals; Return of Contributions - Notwithstanding any other provision of this
         ------------------------------------------------------
Plan, in no event shall the Total Deferrals of any individual with respect to any taxable year of such individual exceed $10,500, or such adjusted amount as is established by the Secretary from time to time in accordance with cost of living adjustments under Code Section 401(a)(17)(B), for all plans in which such individual is a participant, whether or not maintained by the Employer.  In the event such Total Deferrals of a Participant or former Participant exceed such limitation for any taxable year of such Participant, such Participant or former
Participant shall, not later than March 1 following the close of, and with respect to, the taxable year in which such excess Total Deferrals were made, (i) notify the Plan Administrator in writing of the Total Deferrals made under any plan other than this Plan, (ii) allocate in writing such excess Total Deferrals between or among such other plans and this Plan, and (iii) state in writing that if such excess Total Deferrals allocable to the Plan are not distributed, the deferral limitations of Section 402(g) of the Code will be exceeded for the
Participant's taxable year with respect to which such Total Deferrals occurred.  Upon such notification the Plan
Administrator shall distribute any excess Total Deferrals (and any income allocable thereto) allocable to the
Plan to the relevant Participant not later than April 15 of the calendar year following the close of the taxable year of the Participant with respect to which such excess Total Deferrals were made.  Solely for purposes of the preceding sentence, the income deemed allocable to any such excess Total Deferrals shall be determined in accordance with Regulations issued by the Secretary.  The amount of excess Total Deferrals to be distributed for a taxable year shall be reduced by any Excess Contributions previously distributed to the Participant during the
Plan Year beginning in such taxable year.

3.3      Limitation on Elective Deferrals -
         --------------------------------

(a)      Limitation - Notwithstanding any provision in the Plan to the contrary, in any Plan Year the Average
         ----------
         Deferral Percentage for Highly Compensated Employees shall not exceed the greater of (i) or (ii) below:

        (i)      The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated
                 Employees, multiplied by 1.25, or

        (ii)     The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated
                 Employees, multiplied by 200%, provided, however, that in this case the Average Deferral
                 Percentage of the Highly Compensated Employees shall not exceed the Average Deferral Percentage of the Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as may be required by Regulations issued by the Secretary to prevent the multiple use of this alternative limitation with respect to any Employee who is a Highly Compensated Employee.

        (b)      Average Deferral Percentage - For purposes of subsection (a) above, Average Deferral Percentage shall
                 ---------------------------
                 mean the average (expressed as a percentage) of the Actual Deferral Percentages of a specified group of

                 Participants.  Actual Deferral Percentage shall mean a ratio (expressed as a percentage) of the amount of Elective Deferrals made on behalf of a Participant for the Plan Year to such Participant's Annual
                 Compensation for such Plan Year.

         For purposes of the preceding paragraph:

        (i)      the Employer may elect to include as an amount contributed as an Elective Deferral on behalf of a
                 Participant for purposes of this Section, (A) any other contributions which meet the Special
                 Distribution Restrictions, and/or (B) any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125 of the Code, provided such contributions satisfy the conditions of Section
                 1.401(k)-1(b)(5) of the Regulations.

        (ii)     Elective Deferrals will be taken into account for purposes of determining the Actual Deferral Percentage of a Participant for a Plan Year only if allocated to the Participant as of a date within that
                 Plan Year, is not contingent on participation or performance of services after such date, and is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

        (iii)    Actual Deferral Percentages and Average Deferral Percentages shall be computed to the nearest one hundredth of one percent (1/100%).

(c)      Special Adjustments - For purposes of this Section, the following special rules shall apply:
         -------------------

        (i)      If any Highly Compensated Employee is eligible to have Elective Deferrals (or other contributions treated as Elective Deferrals) allocated to his account under two or more plans or arrangements described in Code Section 401(k) maintained by the Corporation or an Affiliated Employer, all such Elective Deferrals (and other such contributions) shall be aggregated as if made under a single plan or arrangement.

        (ii)     If two (2) or more plans of the Corporation are treated as one (1) plan for purposes of Section 410(b)
                 and/or Section 401(a)(4) of the Code because such plans would not otherwise satisfy such
                 Section 410(b) and/or Section 401(a)(4), such plans shall be treated as one (1) plan for purposes of this Section.  If a Highly Compensated Employee participates in two (2) or more plans of the Corporation to which such contributions are made by or on behalf of such Highly
                 Compensated Employee, all such contributions shall be aggregated for purposes of this Section.

(d)      Adjustment of Elective Deferrals - If during a Plan Year the Plan Administrator determines that there is
         --------------------------------
         a likelihood that the Average Deferral Percentage of the Highly Compensated Employees will exceed the limitation specified in subsection (a), then the Plan Administrator may prospectively reduce the deferrals of the Highly Compensated Employees by such amount and beginning as of such pay period during the Plan Year as is deemed necessary by the Plan Administrator in its sole discretion to prevent the limitation in subsection (a) from being exceeded for the Plan Year.  The Plan Administrator may terminate (in whole or in part) any reduction of deferrals under this subsection which is no longer necessary to prevent the limitation specified in subsection (a) from being exceeded for the Plan Year.
         Whenever necessary during the Plan Year, the Plan Administrator may institute further reductions of deferrals, or reinstate reductions of deferrals, to the extent required to prevent the limitation in subsection (a) from being exceeded.  Any adjustment in Participant Elective Deferrals made pursuant to this subsection shall, to the extent possible, reduce the deferral of each affected Participant by an identical percentage of Annual Compensation.

(e)      Distribution of Excess Contributions and Income - If the Elective Deferral feature of the Plan fails the
         -----------------------------------------------
         limitations of subsection (a) for any Plan Year, then except as may be otherwise provided in this
         Section and notwithstanding any other provision of the Plan, any Excess Contributions for such Plan Year
         (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees, not later than two and one-half (21/2) months following the Plan Year with respect to which such Excess
         Contributions were made.  Alternatively, any Excess Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which the Excess Contributions were made, provided the Corporation pays any applicable excise tax on such distribution.  The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts.  The amount of Excess Contributions to be distributed with respect to an
         Employee for a Plan Year shall be reduced by any excess Elective Deferrals previously distributed during the taxable year ending in the same Plan Year.

                  Any such distribution of the Excess Contribution and income thereon shall be made to Highly
         Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amount of such contributions.  Further, any such distribution may and shall be made without regard to any other provision of this Plan restricting distributions.  Any such Excess Contributions distributed to a Highly
         Compensated Employee (with earnings thereon) shall be distributed pro rata from any Account which contains contributions used in computing Average Deferral Percentages, based on contributions made to such Accounts during such Plan Year.

(f)      Determinations by Plan Administrator -  Notwithstanding the foregoing provisions of this Section, any
         ------------------------------------
         determination required by this Section shall be made by the Plan Administrator, and the determination by such Plan Administrator of the method of compliance with subsection (a) and reduction of deferrals in excess of that permitted by subsection (a), in accordance with subsection (d), and the determination of the amount of any Excess Contribution to be distributed pursuant to subsection (e), shall be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, and any other person or entity associated with or benefiting from this Plan.

(g)      Multiple Use Limitation - In the event that the multiple use limitations set forth in Section
         -----------------------
         1.401(m)-2(b) of the Regulations applies with respect to any Highly Compensated Employee, the Actual
         Deferral Percentages of each Highly Compensated Employee shall be reduced (beginning with such Highly
         Compensated Employee whose Actual Deferral Percentage is highest) so that the multiple use limitation is not exceeded.  The amount by which each Highly Compensated Employee's Actual Deferral Percentage is
         reduced shall be treated as an Excess Contribution as provided under Section 3.3(e).

(h)      Priority of Application of Sections - Section 3.2 shall be applied before this Section; provided,
         -----------------------------------
         however, that, except to the extent provided in Regulations, any amounts distributed under Section 3.2 shall be deemed not to have been distributed for purposes of this Section.  This Section shall be applied before Section 3.5 of the Plan.

3.4      Matching Contributions - For each calendar quarter, the Employer (or the Corporation on behalf of the
         ----------------------
Employer) may make a Matching Contribution to the Plan for the credit of each Participant who has satisfied the requirements set forth in Article II, is employed by the Employer on the last day of the calendar quarter and who has deferred during such calendar quarter a portion of his Annual Compensation as an Elective Deferral as
provided in Section 3.1.  Subject to the provisions of this Section, Section 3.5, and Section 4.5, the amount of the Matching Contribution to be made under this Section 3.4 for any calendar quarter with respect to a
Participant shall be equal to the amount determined by the Employer for the group of Employees which includes the
Participant (which may be different for different groups of Employees or for each Plan Year), in its sole discretion, from time to time.  The level of Matching Contributions for the 2001 Plan Year is set forth on the
Schedule attached hereto for the group of employees to which the Participant belongs.  Notwithstanding the foregoing, the Employer may, in its sole discretion, elect to make Matching Contributions more frequently or less frequently than quarterly.  The Employer will not make discretionary Matching Contributions on Elective Deferrals in excess of 6% of the Participant's Annual Compensation.

3.5      Limitation on Matching Contributions -
         ------------------------------------

(a)      Limitation - Notwithstanding any provision in the Plan to the contrary, the Average Contribution
         ----------
         Percentage for Highly Compensated Employees for any Plan Year shall not exceed the greater of (i) or
         (ii) below:

        (i)      The Average Contribution Percentage of all Employees who are Non-Highly Compensated Employees,
                 multiplied by 1.25, or

        (ii)     The Average Contribution Percentage of all Employees who are Non-Highly Compensated Employees,
                 multiplied by 200%, provided, however, that in this case the Average Contribution Percentage of the Highly Compensated Employees shall not exceed the Average Contribution Percentage of the
                 Non-Highly Compensated Employees by more than two (2) percent points, or such lesser amount as may be required by Regulations issued by the Secretary to prevent the multiple use of this alternative limitation with respect to any Employee who is a Highly Compensated Employee.

(b)      Average Contribution Percentage - For purposes of subsection (a) above, Average Contribution Percentage
         -------------------------------
         shall mean the average (expressed as a percentage) of the Actual Contribution Percentage of a specified group of Participants.  Actual Contribution Percentage shall mean a ratio (expressed as a percentage) of the amount of Matching Contributions made on behalf of a Participant for the Plan Year to such
         Participant's Annual Compensation for such Plan Year.

         For purposes of the preceding paragraph:

        (i)      The Employer may elect to include as an amount contributed on behalf of a Participant any other contributions which satisfy the conditions of Section 1.401(m)-1(b)(5) of the Regulations.

        (ii)     Matching Contributions will be taken into account for purposes of determining the Actual Contribution
                 Percentage of a Participant for a Plan Year only if allocated to the Participant as of a date within that Plan Year, is made on behalf of an Employee on account of the Participant's
                 Elective Deferral contributions for the Plan Year, and is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

        (iii)    Actual Contribution Percentages and Average Contribution Percentages shall be computed to the nearest one hundredth of one percent (1/100%).

(c)      Special Adjustments - For purposes of this Section, the following special rules shall apply:
         -------------------

        (i)      If any Highly Compensated Employee is eligible to have Matching Contributions (or other contributions taken into account in determining Average Contribution Percentages) allocated to his account under two or more plans or arrangements described in Section 401(m) of the Code maintained by the Corporation or an Employer, all such Matching Contributions (and other such contributions)
                 shall be aggregated as if made under a single plan or arrangement.

        (ii)     If two (2) or more plans of the Corporation are treated as one (1) plan for purposes of Section 410(b)
                 and/or Section 401(a)(4) of the Code because such plans would not otherwise satisfy such
                 Section 410(b) and/or Section 401(a)(4), such plans shall be treated as one (1) plan for purposes of this Section.  If a Highly Compensated Employee participates in two (2) or more plans of the Corporation to which such contributions by or on behalf of such Highly Compensated
                 Employee are made, all such contributions shall be aggregated for purposes of this Section.

(d)      Employees Taken Into Account - Each Employee who is eligible to receive Matching Contributions (or is
         ----------------------------
         eligible to receive other contributions which are taken into account under this Section 3.5) shall be taken into account as a Highly Compensated Employee or Non-Highly Compensated Employee, as applicable, for purposes of this Section, whether or not any such contributions are made by or on behalf of such
         Employee.

(e)      Distribution of Excess Aggregate Contributions and Income -  Notwithstanding any other provision of the
         ---------------------------------------------------------
         Plan, any Excess Aggregate Contributions for such Plan Year (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees and, where applicable, Family Members, not later than two and one-half (2 1/2) months following the Plan Year with respect to which such Excess Aggregate
         Contributions were made.  Alternatively, any Excess Aggregate Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which the Excess Aggregate
         Contributions were made, provided the Corporation pays any applicable excise tax on such distribution.
         The Plan may use any reasonable method for computing the income allocable to Excess Aggregate
         Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                  Any such distribution of Excess Aggregate Contributions and income thereon shall be made to
         Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amount of such contributions.  Any such distribution may and shall be made without regard to any other provision of this Plan restricting distributions.  Further, any such Excess Aggregate Contributions distributed to a Highly Compensated Employee (with earnings thereon) shall be distributed pro rata from any Account which contains contributions used in computing Average Contribution Percentages, based on contributions made to such Accounts during such Plan Year.

(f)      Determinations By Plan Administrator - Notwithstanding the foregoing provisions of this Section, any
         ------------------------------------
         determination required by this Section shall be made by the Plan Administrator, and the determination by such Plan Administrator of the method of compliance with subsection (a) and the determination of the amount of any Excess Aggregate Contribution to be distributed pursuant to subsection (e), shall be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, an any other person or entity associated with or benefiting from this Plan.

(g)      Priority of Application of Sections - The provisions of Section 3.2 shall be applied before Section 3.3,
         -----------------------------------
         which, in turn, shall be applied before this Section.

3.6      Basic Contributions - For each Plan Year, the Employer (or the Corporation on behalf of the Employer)
         -------------------
may in its sole discretion elect to make a Basic Contribution to the Plan for the benefit of the Participants who have satisfied the requirements set forth in Article II, in the amount determined by the Employer (or the
Corporation) in its sole discretion.  The Employer may elect in its discretion to make different levels of contributions for different groups of Participants for the Plan Year and may change such contribution levels from year to year.  The level of such Basic Contribution for the 2001 Plan Year is set forth on the Schedule attached hereto for a group or classification of employees.  Any such Basic Contribution shall be allocated in accordance with Section 4.4.  In no event shall the contribution by the Corporation or the Employer under this Section 3.6 be greater than the amount permissible under Section 4.5 or deductible by the Corporation or Employer for federal income tax purposes for the taxable year with respect to which the contribution is made, plus such additional amount as may be deductible by reason of a deduction carry forward from any prior year (or years) when less than the maximum deductible amount was actually contributed.  Nothing contained herein shall restrict the Employer's ability to change the timing of or method of allocation of Basic Contributions.

3.7      Fund for Exclusive Benefit of Participants - All assets of the Trust Fund shall be held hereunder and in
         ------------------------------------------
accordance with Article VIII for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions of Article V hereof.  No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under the Plan
(other than such part as is required to pay taxes and expenses of administration); provided that the Corporation hereby reserves the right to amend or terminate the Plan at any time as provided in Articles IX and X hereof.

         To the extent permitted by the Code and applicable rules and regulations thereunder and notwithstanding anything herein to the contrary, upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, or upon the deductibility of the contribution under
Section 404 of the Code, shall be returned to the Employer (with any Elective Deferrals being refunded for the benefit of Employees on whose behalf the contributions were made to the Trust) within one year after the payment of the contribution, the denial of the qualified status of the Plan or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.  All contributions by the Employer to the Plan are expressly conditioned upon their deductibility and, if all or part of a contribution is determined not to be deductible, the portion that is nondeductible shall be returned to the Employer.

3.8      Contributions on Account of Veteran's Reemployment Rights -
         ---------------------------------------------------------

(a)      Repayment Amount - An Employee who is Reemployed after a period of qualified military service in
         ----------------
         accordance with Section 414(u) of the Code may make contributions under this Section in one or more payments that total no more than the total Elective Deferrals he would have been permitted to contribute during his period of qualified military service if he had been actively employed, subject to the otherwise applicable limitations contained in Sections 401(g), 403(b), 404(a), 404(h), 408, 415, or 457
         of the Code.  Adjustments will be made for any Elective Deferrals actually made during the period.
         Amounts contributed under this Section will not include the crediting of any earnings before the date the contribution is actually made.

(b)      Repayment Period - The Employee must make contributions under this Section to the Plan within the period
         ----------------
         beginning on  his date of Reemployment and ending on the earlier of (i) the period equal to 3 times his period of qualified military service under Section 414(u) of the Code, or (ii) 5 years.

(c)      Annual Compensation Assumption - For purposes of determining the amount of contributions permitted under
         ------------------------------
         this Section, the Reemployed Employee will be treated as having received his Annual Compensation for period of qualified military service.

(d)      Accounts - Any contributions made by an Employee under this Section will be credited to the Employee's
         --------
         Pre-Tax Account.

(e)      Compliance - Contributions by an Employee Rehired following qualified military service is intended to
         ----------
         comply with Section 414(u) of the Code and any regulations or rulings issued thereunder.

3.9      Rollover Contributions - With the consent of the Plan Administrator, the Trustee may receive and invest
         ----------------------
any amounts received by an Employee, who is eligible to participate in the Plan in accordance with Section 2.1 above, from another qualified plan, whether in the form of a rollover or in the form of a trust-to-trust transfer.  Such amounts shall be held for the benefit of a Participant in a Rollover Account established for his benefit.  The Plan Administrator and the Trustee may request such information from the Participant as they deem necessary to determine that a proper rollover contribution is being made and may refuse to permit a rollover or transfer of amounts that were received from a qualified plan that permitted the distribution of a Participant's interest in the form of a qualified joint and survivor annuity.

                                                   ARTICLE IV

                                             INTEREST OF PARTICIPANTS
                                             ------------------------
4.1      Accounts of Participants - The Plan Administrator, or its agent, shall maintain separate accounts on its
         ------------------------
books, for recordkeeping purposes only, for each Participant.  A given Participant may have five accounts (which may be further divided by the Plan Administrator into subaccounts):  (i) a Pre-Tax Account to record any portion of his Annual Compensation which he defers pursuant to Section 3.1; (ii) a Matching Contribution Account to
record any Matching Contributions with which he may be credited pursuant to Section 3.4; (iii) a Basic
Contribution Account to record any Basic Contributions with which he may be credited pursuant to Section 3.6;
(iv) a Rollover Account to record any rollover contributions and transfers made pursuant to Section 3.9; and (v) a
Manville Thrift Plan Account to record any amounts transferred to the Plan (or a prior plan) from the Manville
Thrift Plan.  The maintenance of accounts or subaccounts for individual Participants is only for recordkeeping purposes, and a segregation of the assets of the Trust Fund to each Participant's accounts shall not be required.

4.2      Investment of Participant Accounts - Investment of Participants' Accounts under the Plan shall be
         ----------------------------------
governed by the provisions of Article VIII.

4.3      Allocation of Income, Expense, Fluctuations in Asset Value, Etc. - As of the close of business on each
         ----------------------------------------------------------------
Valuation Date, the Trustee and the Plan Administrator shall:

(a)      Adjust each Participant's Account for gains or losses experienced by each Investment Fund in accordance with Section 8.2(d); and

(b)      Make appropriate adjustments in the Accounts of all Participants, former Participants and Beneficiaries who have unpaid balances in their Accounts at such time, by allocating pro rata among such Accounts based on the respective balances thereof, any expenses, costs, or other income (excluding contributions)
         of the Trust Fund (to the extent not included in the adjustment described in Section 4.3(a) above) since such preceding Valuation Date.

4.4      Allocation of Basic Contributions - Except as otherwise provided on the Schedule attached hereto for a
         ---------------------------------
group or classification of employees, the Basic Contribution for a group of Participants (if any) shall be allocated to the respective Basic Contribution Accounts of such Participants who are employed by the Employer on the last day of each calendar quarter in the same proportion as the Annual Compensation received by each such
Participant during the calendar quarter (or Participant in the applicable group) for such Plan Year bears to the aggregate Annual Compensation of all such Participants for the calendar quarter.

4.5      Maximum Allocations - Notwithstanding anything contained herein to the contrary, the annual addition
         -------------------
made to the account(s) of a Participant for any limitation year shall not exceed the lesser of $30,000, as adjusted for cost of living increases in accordance with Section 415(d) of the Code, or twenty-five percent (25%)
of the Participant's annual compensation within the meaning of Section 415(c)(3) of the Code for the relevant limitation year.  Such annual additions shall include the sum of Employer contributions (excluding, however, any
Employer contribution distributed to a Participant as an excess contribution, to the extent such exclusion is permissible under the Code and Regulations issued by the Secretary), Elective Deferrals, forfeitures (and any other amounts allocated to an account in the same manner as a forfeiture), Employee contributions ( other than any contribution distributed to the relevant individual to the extent such exclusion is permissible under the
Code and Regulations issued by the Secretary), and, any amount described in Code Section 419(A)(d)(2)
attributable to post-retirement medical benefit coverage, but shall not include any rollover contributions made pursuant to Section 3.9.

4.6      Excess Allocations -
         ------------------

(a)      If such annual additions with respect to any Participant for any Plan Year would exceed the limitation set forth in the immediately preceding paragraph, the excess amounts shall be treated in accordance with the following in the order indicated:

        (i)      Any Elective Deferrals made by the Participant which would constitute annual additions for the Plan Year shall first be returned to the Participant.

        (ii)     In the event that the Participant is in the Service of the Employer in succeeding Plan Years, then any remaining excess amounts shall not be distributed to the Participant, but shall be held in a suspense account and carried over for the Participant's benefit and allocated to the appropriate account or accounts of the Participant for such succeeding Plan Years to the extent consistent with the limits in Section 4.5.  If such a suspense account is in existence at any time in accordance with this provision, all amounts in such suspense account must be allocated before any Employer contributions which would constitute such annual additions may be made to the Plan.  Investment gains and losses and other income shall not be allocated to such suspense account.  Upon termination of the Plan, any amount remaining in such suspense account which is unallocable shall revert to the Employer.

        (iii)    In the event that the Participant is not in the Service of the Employer in a succeeding Plan Year for which an allocation is to be made hereunder, then any remaining excess amount shall not be distributed to the Participant, but shall be reapplied for the benefit of all remaining
                 Participants.

(b)      Notwithstanding the foregoing, the otherwise permissible annual additions for any Participant under this
         Plan may be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer.  The Plan Administrator shall advise affected participants of any additional limitation on their annual additions required by the preceding sentence.

For purposes of applying the limitations imposed in this Section 4.6, all defined contribution plans (as defined under ERISA) maintained by the Employer or otherwise required to be aggregated under Section 414 of the Code will be considered to be a single defined contribution plan.

4.7      Disposition of Forfeitures and Amounts Subject to Buy-Back Option -
         -----------------------------------------------------------------

(a)      Participants Who Terminate Employment - In the case of an Employee who has terminated Employment and who
         -------------------------------------
         was a Participant except for such termination of his Employment, the amount standing to his credit in his Employer Contribution Account in which he has no Vested Interest shall be forfeited and allocated as provided in Section 4.7(d) as of the Annual Valuation Date for the Plan Year in which the earlier of the following occurs: (i) he incurs a one-year Break in Service, or (ii) payment of the terminated
         Participant's Vested Interest in his Employer Contribution Account commences.  If the Participant has no
         Vested Interest in his Employer Contribution Account, his entire Employer Contribution Account shall be forfeited and applied as provided in Section 4.7(d) as of the Annual Valuation Date for the Plan Year in
         which his Employment terminates, provided that his Employer Contribution Account may later be restored in accordance with Section 4.7(c).  After termination of his Employment, a former Employee's Vested
         Interest (if any) in his Employer Contribution Account shall be distributed or held for distribution in accordance with Article V hereof.

(b)      Buy-Back Option - A Participant who received a distribution of less than 100% of his Employer
         ---------------
         Contribution Account and who is Reemployed by the Employer prior to incurring five (5) consecutive one

         (1) year Breaks in Service, shall have an option to buy-back the amount which was subject to forfeiture by paying to the Plan the full amount of the distribution paid to him from his Employer Contribution
         Account.  Repayment must be made by the earlier of (i) the date which is five (5) years after his first date of Reemployment, or (ii) the date the individual's post-termination consecutive Break in Service period equals five (5) consecutive years.  Upon such repayment, the amount in his Employer Contribution
         Account shall be restored, and such restored amount shall not be less than the total of the amount repaid and the amount forfeited.  If such restored amount is less than such minimum, the difference shall be credited to the Participant's Employer Contribution Account, either out of Forfeitures or Trust earnings attributable to the Plan Year in which the Participant exercises his buy-back option, or by an additional Employer contribution, as determined in the sole discretion of the Plan Administrator.

(c)      Participant With No Vested Interest - If a Participant who has no Vested Interest in his Employer
         -----------------------------------
         Contribution Account incurs a Break in Service, and if the Participant is Reemployed by the Employer
         prior to incurring five (5) consecutive one (1) year Breaks in Service, upon such Reemployment, the amount in his Employer Contribution Account at the time he terminated Employment shall be restored, either out of Forfeitures or Trust earnings attributable to the Plan Year in which he is Reemployed, or by an additional Employer contribution, as determined in the sole discretion of the Plan Administrator.

(d)      Allocation of Forfeitures -  Forfeitures shall be used to reduce the Employer's contributions to the
         -------------------------
         Plan for the Plan Year in which the forfeitures occur in accordance with this Section 4.7.

                                                     ARTICLE V

                                           DISTRIBUTIONS TO PARTICIPANTS
                                           -----------------------------
5.1      Normal Retirement or Early Retirement - A Participant who retires under the Plan at his Normal
         -------------------------------------
Retirement Date or Early Retirement Date shall be entitled to receive 100% of the amount of his interest in the
Plan, computed as of the Valuation Date coincident with or next preceding payment of such interest, plus any
Elective Deferrals and Matching Contributions made since the preceding Valuation Date.  The Participant's interest at Normal Retirement or Early Retirement shall be payable to the Participant in accordance with Section
5.6.

5.2      Postponed Retirement - In the event a Participant remains Employed after his Normal Retirement Date, he
         --------------------
shall continue to be a Participant just as if he had not yet attained his Normal Retirement Date.  When such a
Participant actually retires, he shall be entitled to receive 100% of the amount of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding payment of such interest, plus any Elective
Deferrals and Matching Contributions made since the preceding Valuation Date.  The Participant's interest upon
Postponed Retirement shall be payable to the Participant in accordance with Section 5.6.

5.3      Death Benefits -
         --------------

(a)      In the event of the death of a Participant while he is actively employed, his Account shall become 100%
         vested and the entire amount of his Plan Account shall be payable to his Beneficiary.  The entire amount of the Participant's Account, computed as of the Valuation Date coincident with or next preceding his death, plus any Elective Deferrals made since the preceding Valuation Date, shall be distributed within
         5 years of the death of such Participant, the payment of such Account to be made in such manner as may be determined under the provisions of Section 5.6.  However, the 5-year requirement shall not apply if:
         (i) any portion of the Participant's Account is payable to (or for the benefit of) a designated
         Beneficiary; (ii) such portion will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary); and (iii) such distributions commence no later than 1 year after the date of the Participant's death (or such later date as the
         Secretary may, under regulations, prescribe).  If the designated Beneficiary referred to in this Section
         5.3(a) is the surviving spouse of the Participant, the date on which distributions are required to commence shall be not earlier than the date the deceased Participant would have attained age 70 1/2.  If such surviving spouse dies prior to the commencement of distributions, this Section 5.3(a) shall be applied as if the surviving spouse were the Participant.

(b)      If death occurs after distribution of the Plan Account has commenced, the undistributed balance of his
         Account shall be distributed to this designated Beneficiary at least as rapidly as under the method of distribution used as of the date of his death.

(c)      For purposes of Section 5.3(a), a distribution to a child shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child's reaching majority (or such other event designated and permitted under the regulation).

5.4      Disability - In the event a Participant becomes Totally and Permanently Disabled while actively
         ----------
Employed, he shall be entitled to receive 100% of the amount of his interest in the Plan, computed as of the
Valuation Date coincident with or next preceding payment of such interest, plus any Elective Deferrals and
Matching Contributions made since the preceding Valuation Date.  The Participant's interest upon disability shall be payable to the Participant in accordance with Section 5.6.

5.5      Termination of Employment -
         -------------------------

(a)      If prior to Normal or Early Retirement, disability or death in accordance with the foregoing provisions of this Article V, the Participant terminates Employment, such Participant shall be entitled to receive the following amounts, computed as of the Valuation Date coincident with or next preceding payment of such interest, plus any Elective Deferrals and Matching Contributions made since the preceding Valuation
         Date: (i) the full amount credited to his Pre-Tax Account and Rollover Account; and (ii) the
         Participant's Vested Interest in his Employer Contribution Account determined in accordance with the vesting schedule set forth on the Schedule attached hereto that applies to the group of Employees to which the Participant belongs.

         The Participant's interest at termination of Employment shall be payable to the Participant in accordance with Section 5.6.  The forfeiture of amounts in which he does not have a Vested Interest shall be handled in accordance with Section 4.7.

(b)      Years of Service -  For purposes of determining a Participant's Years of Service under subsection (a)
         ----------------
         above, the following rules shall govern:

        (i)      An Employee shall be credited with a Year of Service for each Plan Year during which he completes 1,000 hours of service.

        (ii)     A Participant who returns to Employment after a Break in Service shall have all of his Years of Service prior to a Break in Service (except those Years of Service disregarded as a result of  a prior
                 Break in Service) counted for purposes of determining his Vested Interest in amounts contributed to his Employer Contribution Account after his return to Employment if he had a
                 Vested Interest in his Employer Contribution Account at the time of his Break in Service or if he has not incurred five (5) consecutive one (1) year Breaks in Service.  Years of Service prior to a Break in Service shall not be counted for any other Employee who incurs a Break in
                 Service.

        (iii)    A Participant who returns to Employment with the Employer after a Break in Service, and who was vested but did not receive a distribution of his Vested Interest or who repays a distribution in accordance with Section 4.7(b), shall have his Years of Service after the Break in Service counted to determine his Vested Interest in his Employer Contribution Account at the time he incurred a Break in Service, if the number of consecutive years constituting a one-year Break in Service does not exceed five (5) years.

        (iv)     Notwithstanding the foregoing, Years of Service after five consecutive one-year Breaks in Service shall in no event be taken into account for purposes of determining the Vested Interest of the
                 Participant in his Employer Contribution Account which accrued prior to such consecutive Breaks in Service.

        (v)      Years of Service with members of a group of related employers shall be credited in accordance with
                 Sections 1.46 and 2.6.

5.6      Payment of Benefits -
         -------------------

(a)      Normal Form of Payment - Unless the Participant elects otherwise pursuant to Section 5.6(b) below, the
         ----------------------
         benefits to which a retiring, disabled, or otherwise terminated Participant is entitled upon his retirement, disability, or other termination of Employment as the case may be, shall be paid in a single lump sum cash payment during a single calendar year; provided, however, any portion of the Participant's
         Account that is invested in the NSI Common Stock Fund shall be distributed in whole shares of NSI Common
         Stock (with any  fractional shares paid in cash) upon the request of the Participant of his Beneficiary.

(b)      Optional Forms of Payment - Except as provided in (c) below, a retiring, disabled or otherwise
         -------------------------
         terminated Participant may elect to receive payment of his Account in any of the following optional forms:

        (i)      annual, semi-annual, quarterly or monthly installments over a period of time not exceeding the life expectancy of the Participant or the Participant and his spouse;

        (ii)     If the Participant is married, a joint and 50% (or 75% or 100%) survivor annuity payable over the lives of the Participant and his spouse;

        (iii)    If the Participant is not married, a single life annuity payable over the Participant's life.

         The Plan Administrator will provide Participants with information concerning the manner for electing optional benefits.  If a Participant elects any of the options set forth in this subsection (b), all payments will be made in cash and no amounts will be payable in shares of NSI stock.

(c)      Cash-Out Payment - Notwithstanding any other provision of this Section 5.6, if the Participant's Account
         ----------------
         balance does not exceed $5,000, then the Plan Administrator shall pay such benefit in a lump sum to the appropriate recipient(s) thereof within an administratively practicable time after the occurrence of the event giving rise to entitlement to a distribution; provided, however, any portion of the Participant's
         Account that is invested in the NSI Common Stock Fund shall be distributed in whole shares of NSI Common
         Stock (with any fractional shares paid in cash) upon the request of the Participant or his Beneficiary
         (subject to such minimum share distributions as the Plan Administrator may establish).

5.7      Errors in Participant's Accounts - When an error or omission is discovered in an account of a
         --------------------------------
Participant, the Plan Administrator and the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

5.8      Commencement of Payments and Period of Distribution -
         ---------------------------------------------------

(a)      In General - Notwithstanding anything herein to the contrary, unless a Participant otherwise elects in a
         ----------
         writing delivered to the Plan Administrator, subject to the requirements of Section 5.6(c), benefit payments hereunder shall commence not later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (iii) the Plan Year in which such Participant's Employment with the Employer terminates, unless the recipient of the benefit agrees otherwise.

(b)      Required Commencement Date - Payment of a Participant's entire interest shall commence as follows (a)
         --------------------------
         any Participant who is a five-percent (5%) owner (within the meaning of section 416(i)(1) of the Code),
         April 1 of the calendar year next following the calendar year in which the Participant attains Age 70 1/2;

         and, (b) as to any other Participant, April 1 of the calendar year next following the later to occur of
         (1) his attainment of Age 70 1/2or (2) his retirement.

(c)      Period of Distribution - The entire interest of a Participant shall be distributed to the Participant
         -----------------------
         either:  (i) as of the required commencement date as described in Section 5.9(b), or (ii) beginning not later than such required commencement date, in accordance with regulations prescribed by the Secretary of the Treasury, (1) over the life of such Participant or (2) over the lives of the Participant and a designated Beneficiary or (3) over a period not exceeding the life expectancy of the Participant or (4)
         over a period not exceeding the life expectancy of the Participant and a designated Beneficiary.  The life expectancy of an Employee and Employee's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually.  The provisions of Section 401(a)(9) of the Code and regulations issued by the Secretary thereunder, including but not limited toss.1.401(a)(9)-2, shall override any distribution provision of the Plan to the extent such provision is inconsistent with such
         Section.

5.9      Payment of Benefits of Disabled or Incapacitated Person - Whenever, in the opinion of the Plan
         -------------------------------------------------------
Administrator or its agent, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan
Administrator or its agent may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator or its agent may direct the
Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator or its agent considers advisable.  Any payment of a benefit or installment thereof in accordance with the provisions of this
Section shall be a complete discharge of any liability for the making of such payment under the provisions of the
Plan.

5.10     Hardship Withdrawals -
         --------------------

(a)      In General - Except where the Schedule attached hereto for a group or classification of employees
         ----------
         provides otherwise, upon the written request of a Participant and upon compliance with such further requirements as may be imposed by the Plan Administrator, a hardship withdrawal may be made upon the proven financial hardship of a Participant.  Such a hardship withdrawal may be made only up to the amount of a Participant's Elective Deferrals, without any earnings on such Elective Deferrals.  Such a withdrawal shall be granted only if the Plan Administrator determines that the purpose of the withdrawal is to meet a financial hardship as described in subsections (b) and (c) below and the amount of the withdrawal does not exceed such financial need.  If a hardship withdrawal is approved under this Section
         5.10, the Participant will be suspended from making Elective Deferrals to the Plan for twelve (12)
         months.

(b)      Financial Hardship - For purposes of this Section 5.10, "financial hardship" shall mean a Participant's
         ------------------
         immediate and heavy financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

        (i)      Medical expenses incurred as the result of accident or illness incurred by the Participant, or the
                 Participant's spouse or dependents, or necessary for those persons to obtain such medical services;

        (ii)     The cost of purchasing the principal residence of the Participant, excluding mortgage payments;

        (iii)    Payment of tuition and related educational fees, including room and board, for the next 12 months of post-secondary education for the Participant, his spouse, or his dependents;

        (iv)     The cost of preventing the Participant's eviction from, or foreclosure on the mortgage of, the
                 Participant's principal residence; or

        (v)      Other unexpected or unusual expenses creating a financial need, as provided in published Internal
                 Revenue Service revenue rulings, notices or other documents of general applicability.

(c)      Determination of Hardship - The Plan Administrator, in making its determination of the existence of a
         -------------------------
         financial hardship, may reasonably rely on the Participant's representation that such need cannot be met by:

        (i)      Insurance;

        (ii)     Reasonable liquidation of nonessential assets of the Participant or his or her spouse;

        (iii)    Cessation of the Participant's Elective Deferrals to the Plan or any other plan of the Employer; or

        (iv)     Other distributions or loans from this Plan, or any other plan maintained by the Employer or any prior employer of the Participant or by a loan from any commercial source on reasonable terms.

(d)      Withdrawal From Investment Funds - If the hardship withdrawal shall be less than the entire amount of
         --------------------------------
         the Participant's Elective Deferrals and the Participant's Pre-tax Account shall consist of more than one Investment Fund, the amount of the withdrawal approved by the Plan Administrator shall be withdrawn pro rata from each Investment Fund (except to the extent otherwise limited by the Investment Fund).

(e)      Amount of Withdrawal - The amount of any hardship withdrawal may not exceed the actual expenses incurred
         --------------------
         by the Participant as a result of the hardship, plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.  The minimum amount of a hardship withdrawal shall be one thousand dollars ($1,000) or such other amount as may be established by the Plan Administrator from time to time.

(f)      Frequency - Only one hardship withdrawal may be made by a Participant during any calendar year.
         ---------

(g)      Payment of Hardship Withdrawal - Participant requests for hardship withdrawals will be processed and
         ------------------------------
         paid as soon as practical after a fully completed hardship withdrawal request is filed with the Plan
         Administrator.

5.11     Loans to Participants - Upon written application of the Participant in such form as may be specified by
         ---------------------
the Plan Administrator, the Plan Administrator may direct the Trustee to make a loan to the Participant.  Except as otherwise provided on the Schedule with respect to the group or classification of employees to which the
Participant belongs, the application and the resulting loan must meet the terms and conditions specified in the following provisions of this Section 5.11:

(a)      No more than one (1) loan may be granted to a Participant during any calendar year, nor may the
         Participant have more than one (1) loan outstanding at the same time.

(b)      No loan shall be granted for less than one thousand dollars ($1,000) or such other amount as may be determined by the Plan Administrator from time to time.

(c)      The maximum permissible loan available to a Participant shall not exceed the lesser of:

        (i)      fifty thousand dollars ($50,000) reduced by the excess (if any) of:

                                    (1)     the highest outstanding balance of a loan from the Plan during the one (1) year period ending on the day before the date on which the loan was made, over

                                    (2)      the outstanding balance of a loan from the Plan on the date on which such loan was made, or

        (ii)      one-half (1/2) of the present value of the Participant's vested Account balance under the Plan.

(d)      The loan amount shall be withdrawn pro rata from the Participant's various Accounts.  Any such loan withdrawals will be prorated among the Investment Funds in which the affected account of the Participant is invested (except to the extent otherwise limited by the Investment Fund).

(e)      Interest on any loan hereunder shall be based on a reasonable rate of interest as determined by the Plan
         Administrator.  The interest rate, once fixed, shall remain in effect for the duration of the loan.

(f)      No loan shall be made under this Plan that provides for a repayment period that exceeds 5-years.  The repayment schedule of any loan hereunder shall be determined at the time any such loan is made and a copy shall be furnished the Trustee.  The Plan Administrator shall have the authority to adopt a loan repayment policy (which may provide for minimum weekly or monthly repayment amounts) not inconsistent with the Treasury Regulations, which policy shall be applied uniformly to all Participants.  Repayment of any loan shall be by payroll deduction (or with Plan Administrator consent by a lump sum payment for final loan payments).  Except as may be provided in regulations, each loan to which this Section 5.11 applies must provide for a substantially level amortization of the loan with payments being made not less frequently than quarterly.

(g)      The loan shall be collateralized by a portion of the borrowing Participant's Account, equal to the lesser of:  (i) the amount of the loan, or (ii) fifty percent (50%) of the Participant's Account.

(h)      A loan shall be in default if the Participant fails to make any payment when due or if there occurs such other circumstances as may be prescribed by the Plan Administrator.  However, for purposes of determining when a loan is in default, the Plan Administrator shall have the authority to adopt a grace-period policy not inconsistent with that permitted by the Treasury Regulations.  If a loan is in default, execution on the defaulting Participant's Account shall be accomplished when and to the extent the Account is distributed to the Participant, or at such other time deemed necessary by the Plan
         Administrator to prevent a loss to the Plan and which is consistent with the Code and applicable regulations. Loan repayments will be suspended during a leave of absence due to military service under the Plan as permitted under Section 414(u) of the Code.

(i)      If a Participant terminates Employment, any loan outstanding to the Participant shall become immediately due and payable to the Plan.  If the portion of a Participant's Account securing his loan otherwise becomes payable to the Participant hereunder (for any reason other than a hardship withdrawal), such loan shall become due to the extent that portion of the Account is to be distributed.  In either case, the amount of the loan that is due shall be satisfied by applying against it the portion of the
         Participant's Account that secures the loan.  The Participant's Account shall be correspondingly reduced prior to making the distribution to or on behalf of the Participant.

(j)      Loans shall be held by the Trustee as a segregated investment of the borrowing Participant's Account and any loan principal and interest payments thereon shall be credited solely to such borrowing
         Participant's Account and be invested in accordance with the Participant's then current investment election.

(k)      Participant's requests for loans shall be processed as soon as practical after a fully completed loan request is filed with the Plan Administrator.  In accordance with rules established by the Plan
         Administrator, loan initiation charges and annual loan maintenance fees may be charged against the
         Participant's Account.

(l)      Loans made pursuant to this Section 5.11 shall be available only to Participants who are actively
         Employed by the Employer.

5.12     Direct Transfer of Eligible Rollover Distributions -
         --------------------------------------------------

(a)      Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover
         Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct
         Rollover.

(b)      For the purposes of this Section 5.12, the following definitions shall apply:

        (i)      "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; or the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (ii)     "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in Section 401(a)
                  of the Code, that accepts the Distributee's Eligible Rollover Distribution.  However, in the
                  case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

        (iii)    "Distributee" shall mean an Employee or former Employee.  In addition, the Employee's or former
                  Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p)
                  of the Code, are Distributes with regard to the interest of the spouse or former spouse.

        (iv)     "Direct Rollover" shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

(c)      The Employer will provide the Participant a written notice as required by Section 402(f) of the Code which provides a general description of the Distributee's distribution options and notice of the
         Distributee's other rights, if any, to defer receipt of the distribution.  Such notice will be given within the time period specified in Reg.ss.1.411(a)-11(c); provided, however, that if the distribution is one to which Code Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the required notice is given, provided that

        (i)      the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and

        (ii)     the Participant, after receiving the notice, affirmatively elects a distribution.

5.13     Withdrawals From Participant's Rollover Contribution Account - Upon prior written notice to the Plan
         ------------------------------------------------------------
Administrator, a Participant may withdraw all, but not less than all, of his Rollover Account balance.  Any expenses resulting from the withdrawal will be deducted from the withdrawal.

5.14     Withdrawals After Age 59-1/2 - A Participant who has attained age 59-1/2 may withdraw all or any portion
         ----------------------------
of his vested Account by notifying the Plan Administrator in accordance with the procedures and requirements established by the Plan Administrator from time to time.  Only one such withdrawal may be made in any calendar year, the withdrawal must be in a lump sum, and all such withdrawals will be paid in cash.

5.15     Qualified Domestic Relations Orders - In the event the Plan Administrator receives a domestic relations
         -----------------------------------
order which it determines to be a qualified domestic relations order, the Plan shall pay such benefit to the prescribed alternate payee at such time and in such form, as shall be described in the qualified domestic relations order and permitted under the Plan.  Unless otherwise provided in the qualified domestic relations order, the amount paid to the alternate payee (i) will be withdrawn pro rata from all of the Participant's accounts and pro rata from the Investment Funds in which each affected account of the Participant is invested
(excluding any outstanding loan amount), (ii) shall be paid in the form of a lump sum, and (iii) shall be distributed as soon as administratively practicable following receipt of such qualified domestic relations order and the determination that such order satisfies the requirements of Section 414(p) of the Code.  The amount of the payment to an alternate payee shall not include earnings, interest or any other form of investment proceeds for the period between the Valuation Date as of which the amount of distribution is determined and the date payment of that distribution is made.  If a Participant's Account is partially paid or payable to an alternate payee, the Participant's remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions of this Article 5.

5.16     No Other Benefit or Withdrawals - Except as expressly provided for in this Article V, for so long as
         -------------------------------
this Plan continues in effect no individual, whether a Participant, former Participant, Beneficiary or otherwise,

shall be entitled to any distribution or withdrawal of funds from the Trust Fund.

                                                   ARTICLE VI

                                           DESIGNATION OF A BENEFICIARY
                                           ----------------------------
         The Participant's entire interest in the Plan at his death, if any, shall be paid to such Participant's surviving spouse (if such spouse is then living) unless prior to the Participant's death, the surviving spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the surviving spouse as the Participant's Beneficiary.  This provision shall not apply where it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no surviving spouse, because the surviving spouse cannot be located, or because of such other circumstances as may be permitted by the regulations.  The Plan Administrator shall provide to each Participant within a reasonable time before such Participant is entitled to receive benefits, a written explanation of the
Participant's spouse's right to waive the surviving spouse benefits described in this Article VI.

         Subject to the foregoing, each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by such rules and regulations as the Plan Administrator may promulgate in this connection, a Beneficiary or Beneficiaries of any interest under this Trust which may be payable with respect to such Participant in the event of his death before or after retirement, or otherwise after termination of Employment, which designation may include the designation of an alternate Beneficiary or
Beneficiaries.  Subject also to such rules and regulations as the Plan Administrator may promulgate, a
Participant may from time to time change such designation of Beneficiary or Beneficiaries (or alternate
Beneficiary or Beneficiaries).  In the event benefits become payable upon the death of a Participant and no
Beneficiary has been properly designated as above provided, or if the designated Beneficiary or Beneficiaries shall have predeceased him, such benefits shall be payable in full to the surviving spouse of the Participant, and if he has no surviving spouse, to the Participant's personal representative or estate.

                                                    ARTICLE VII

                                                  ADMINISTRATION
                                                  --------------
7.1      Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration - The Fiduciaries shall
         --------------------------------------------------------------------------------
have only those specific powers, duties, responsibilities, and obligations as are specifically given or delegated to them under this Plan and Trust.  The Corporation and the Employer shall have the sole responsibility for making the contributions under the Plan as specified in Article III, and the Corporation shall have the sole authority to appoint and remove the Plan Administrator, any Trustee or Trustees, and any investment manager which may be provided for under the Trust Agreement, and to amend or terminate, in whole or in part, this Plan.  The
Plan Administrator shall have the sole responsibility for the administration of the Plan.  The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the
Trust, except where an investment manager has been appointed or where Participants direct the investment of their
Accounts, all as specifically provided in Article VIII below.  Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action.  Furthermore, each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any direction, information or action.  It is intended under this Plan that each
Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary.  No
Fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.  Whenever a notice or election is required to be given hereunder by a Participant to the Plan Administrator or the Trustee,
such notice or election may be given to an agent designated for such purpose by such entity.

7.2      Administration - The Plan shall be administered by the Plan Administrator.  Except where a committee has
         --------------
been appointed or where the Corporation has otherwise delegated some or all of its duties as Plan Administrator, the Corporation shall perform the responsibilities of the Plan Administrator.  The Plan Administrator may appoint or employ persons to assist in the administration of the Plan and may appoint or employ any other agents it deems advisable, including legal counsel, actuaries, auditors, bookkeepers and recordkeepers to serve at the Plan
Administrator's direction.

7.3      Claims Procedure - The Plan Administrator shall have the exclusive discretionary power to construe and
         ----------------
interpret the Plan, and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan, and the
Plan Administrator's decisions on such matters shall be final and binding on all parties.  Any interpretation or determination made pursuant to such discretionary authority will be upheld on judicial review, unless it is shown to be in abuse of discretion (i.e. arbitrary and capricious).  If a request for a Plan distribution by a
Participant or Beneficiary is wholly or partially denied, the Plan Administrator will provide such claimant a comprehensible written notice setting forth:

(a)      The specific reason or reasons for such denial;

(b)      Specific reference to pertinent Plan provisions on which the denial is based;

(c)      A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary;

(d)      A description of the Plan's claim review procedure.  The review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator, or the designated party.  The decision on review will be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days, and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific plan provisions on which the decision is based.  If a decision on review is not made within such period, the Participant's claim shall be deemed denied.

7.4      Records and Reports - The Corporation, the Employer, the Plan Administrator, and the Investment
         -------------------
Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and government regulations issued thereunder relating to records of Participants' service and benefits;
notifications to Participants; reports to, or registration with, the Internal Revenue Service; reports to the
Department of Labor; and such other documents and reports as may be required by ERISA.

7.5      Other Administrative Powers and Duties - The Plan Administrator shall have such powers and duties as may
         --------------------------------------
be necessary to discharge its functions hereunder, including:

(a)      to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any distributions hereunder (benefits under the Plan will be provided only if the
         Plan Administrator decides in its discretion that the Participant or other applicant is entitled to them);

(b)      to prescribe procedures to be followed by Participants or Beneficiaries filing applications for distributions;

(c)      to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, which shall include providing Participants not less frequently than annually with periodic statements of their accounts;

(d)      to receive from Employees and agents and from Participants such information as shall be necessary for the proper administration of the Plan;

(e)      to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust from the Trustee (or any investment manager);

(f)      to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants, legal counsel, bookkeepers and recordkeepers; and

(g)      to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan.

7.6      Authorization of Benefit Distributions - The Plan Administrator or its agent shall issue directions to
         --------------------------------------
the Trustee concerning all distributions which are to be made from the Trust pursuant to the provisions of the

Plan, and shall warrant that all such directions are in accordance with this Plan.

7.7      Application and Forms for Distributions - The Plan Administrator may require a Participant to complete
         ---------------------------------------
and file with the Plan Administrator an application for a distribution, and all other forms approved by the Plan
Administrator, and to furnish all pertinent information requested by the Plan Administrator.  When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a
Participant or Beneficiary, the legal counsel of the Plan Administrator, or the Trustee.

7.8      Notices to Trustee - All notices from the Plan Administrator or any investment manager to the Trustee
         ------------------
shall be in writing, and the Trustee may rely thereon in carrying out its duties and responsibilities hereunder.

7.9      Indemnification of the Plan Administrator - No member of the Plan Administrator (of a Committee or
         -----------------------------------------
individual) shall be liable for any act or omission of any other member of the Plan Administrator (as applicable), or for any act or omission on his own part, excepting only his own willful misconduct, or unless such liability is imposed by ERISA.  The Corporation shall indemnify and hold harmless each member of the Plan
Administrator against any and all expenses and liabilities arising out of his membership on the Plan
Administrator, except expenses and liabilities arising out of his own willful misconduct, or unless such indemnification is not permissible under ERISA.  The Corporation shall be entitled to defend or maintain, either in its own name or in the name of the Plan Administrator, or in the name of any member thereof, any suit or litigation arising hereunder with respect to such Plan Administrator or any member thereof, and may employ its own counsel.

7.10     Expenses of Plan - All usual and reasonable expenses of maintaining, operating and administering the
         ----------------
Plan, including the expenses of the Plan Administrator and the Trustee, shall be paid from the Trust (whether directly or by reimbursement to the Corporation or the Employer), except to the extent the Employer or the
Corporation elects to pay such expenses.

                                                    ARTICLE VIII

                                            INVESTMENT OF CONTRIBUTIONS
                                            ---------------------------
8.1      Trust - All assets of and contributions to the Plan shall be held in trust by the Trustee, pursuant to
         -----
the terms of the agreement entered into between the Corporation and the Trustee, the terms of which are specifically incorporated by reference into this document.  The Trustee shall hold and manage the assets of the
Plan, subject to the right of the Corporation to appoint an investment manager for all or any portion of the
Trust Fund and to the right of Participants to direct the investment of their Accounts in accordance with Section
8.2 below.  It is expressly permissible under the Plan for Trust assets to be invested in qualifying employer securities, as that term is defined in Section 407(d)(5) of ERISA, up to and including 50% of the total Trust assets.  If NSI Common Stock is purchased other than on the open market, it will be valued in good faith and based on all relevant factors.

8.2      Participant Directed Investments - In accordance with the rules set forth in this Section 8.2, a
         --------------------------------
Participant's Account shall be subject to the investment direction of the Participant.

(a)      In General - A Participant shall direct the investment, or change the direction of the investment, of
         ----------
         the amounts credited to his Account by communicating such direction to the Plan Administrator (or its agent) in writing on forms provided by the Plan Administrator or through a telephone enrollment system provided for such purpose (or through any other method made available by the Plan Administrator), in accordance with such rules as may be established by the Plan Administrator.

                  Any investment direction submitted by a Participant must specify, in 1% increments, the percentage of his Accounts and ongoing contributions to be invested in one or more of the separate
         Investment Funds set forth in Section 8.2(b) and must specify whether such investment instructions apply to existing Account balances, future contributions, or both.  If a Participant fails to submit a statement of direction properly directing the investment of 100% of his Account, any portion not properly directed shall be invested in the Investment Fund designated by the Plan Administrator for such undirected amounts.

                  Subject to the right of the Plan Administrator to limit changes for administrative or other reasons, a Participant will be able to change his investment election at any time on a daily basis
         (except where a specific Investment Fund limits the number of exchanges permitted during any Plan Year, as specified in the information relating to such Investment Fund).  A Participant's investment instruction shall take effect as soon as administratively practicable after the instruction is given.

(b)      Investment Options - A minimum of three (3) Investment Funds offering a broad range of investment
         ------------------
         alternatives will be offered.  The separate Investment Funds made available under the Plan may be changed, eliminated, or modified from time to time by the Investment Committee (or its designee).

(c)      Participant Responsible for Investment - The Participant will have the sole responsibility for the
         --------------------------------------
         investment of his Account among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from a Participant's exercise of such investment responsibility.  It is intended that Section 404(c) of ERISA will apply to a Participant's exercise of investment responsibilities under this Plan and that the Plan Administrator will take all actions required to comply with the provisions of Section 404(c) of ERISA.

(d)      Valuation - As of each Valuation Date, the Plan Administrator and the Trustee shall determine the fair
         ---------
         market value of the Investment Funds, and the gain or loss experienced by each such Fund since the immediately preceding Valuation Date, and allocate such amounts among the Participants' Accounts in the appropriate manner.

(e)      Account Statements - The Plan Administrator shall provide each Participant with a statement of the value
         ------------------
         of his Accounts within the Investment Funds maintained under this Plan.  In no event shall such statements be furnished less frequently than once each year.

8.3      Voting Rights -
         -------------

(a)      Voting as Directed by Participants -  Notwithstanding anything in the Plan to the contrary, each
         ----------------------------------
         Participant who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote on any shares of NSI Common Stock allocated to his Account (the "Allocated Shares") with respect to any matter for which shareholder approval is required.  The voting instructions of the Participant shall be transmitted to the Trustee by the Participant either directly or through an entity providing service to the Plan. Reasonable means shall be employed to provide confidentiality with respect to the directions by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person, including the Corporation or any director, officer, employee, or agent of the
         Corporation, it being the intent of this provision to ensure that the Corporation (and its directors, officers, employees, and agents) cannot determine the direction given by any Participant.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee and the Plan Administrator may prescribe.

(b)      Voting by Investment Committee - The Investment Committee shall be entitled to direct the Trustee to
         ------------------------------
         vote, on any matter for which shareholder approval is required, (i) except as limited by Section 404(c)
         of ERISA, Allocated Shares with respect to which the Trustee received no timely voting instructions from
         Participants; and (ii) shares of NSI Stock held by the Trustee and not allocated to Participants'
         Accounts (the "Unallocated Shares").  In exercising its voting rights under this section, the Investment
         Committee, based upon such information as may be provided to it by the Trustee, shall take into account the manner in which Participants voted the Allocated Shares.

(c)      Obligations of the Corporation - The Corporation shall use its reasonable best efforts, in conjunction
         ------------------------------
         with the Plan Administrator, the Investment Committee and the Trustee, to cause to be delivered to each
         Participant on a timely basis all proxy materials, notices and information as are furnished to the
         Corporation's stockholders in respect of the exercise of voting rights, together with forms by which the
         Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to shares of NSI Common Stock allocated to his Account.

8.4      Tender or Exchange Offer for NSI Common Stock -
         ---------------------------------------------

(a)      The provisions of this Section 8.4 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of NSI Common Stock (herein referred to as a "Tender Offer").

(b)      The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this
         Section 8.4.  Each Participant shall have the right to direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of the shares of NSI Common Stock allocated to his Account (the

         "Allocated Shares") in accordance with provisions, conditions and terms of such Tender Offer and the provisions of this Section.  The tender directions of the Participant shall be transmitted to the
         Trustee by the Participant, either directly or through an entity providing services to the Plan.
         Reasonable means shall be employed to provide confidentiality with respect to the tendering direction by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person, including the Corporation or any director, officer, employee, or agent of the
         Corporation, it being the intent of this provision to ensure that the Corporation (and its directors, officers, employees, and agents) cannot determine the tendering direction given by any Participant.
         Such instructions shall be in such form and shall be filed in such manner and at such time as the
         Trustee and the Plan Administrator may prescribe.

(c)      A Participant who has directed the Trustee to tender or exchange the Allocated Shares in his Account may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee and the Plan Administrator, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Allocated Shares from the tender or exchange offer prior to the withdrawal deadline. The Trustee and the Plan Administrator may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant may give to the Trustee.

(d)      The Trustee shall sell, offer to sell, exchange, or otherwise dispose of the Allocated Shares with respect to which it has received directions to do so under this Section and which have not been withdrawn.  The proceeds of a disposition directed by a Participant shall be allocated to each of such
         Participant's accounts in proportion to the number of shares of NSI Common Stock in each of the accounts which the Participant instructed the Trustee to sell, exchange or otherwise dispose of.

(e)      To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the
         Trustee to sell, offer to sell, exchange, or otherwise dispose of the Allocated Shares, such
         Participants shall be deemed to have directed the Trustee that such shares of NSI Common Stock remain in their Accounts, subject to all provisions of the Plan.

(f)      The Investment Committee shall make the determination whether to sell, offer to sell, exchange, or otherwise dispose of the Unallocated Shares and direct the Trustee with respect to the disposition of such Unallocated Shares.  In making its determination, the Investment Committee, based upon such information as may be provided to it by the Trustee, shall take into account the tender or exchange directions given by Participants with respect to the Allocated Shares.  The proceeds of a disposition of
         Unallocated Shares shall be held by the Trustee subject to the provisions of the Plan and Trust and any applicable loan agreement.

(g)      The Corporation shall use its reasonable best efforts, in conjunction with the Trustee, the Investment
         Committee, and the Plan Administrator, to cause to be delivered to each Participant on a timely basis all materials, notices, and information as are furnished to the Corporation's stockholders in respect of the exercise of tender or exchange rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke a prior instruction, with respect to shares of NSI Common
         Stock allocated to his Account.  Any Trustee instruction form shall prominently note that a failure to return such form within a specified reasonable period of time shall be deemed to be a direction to the
         Trustee not to tender or exchange shares of NSI Common Stock allocated to the Participant's Account.

(h)      Notwithstanding the foregoing provisions of this Section 8.4, the Trustee, after consultation with the
         Investment Committee, shall have the right to change or modify its actions hereunder to the extent such change or modification is mandated by the terms of any valid order of a court of competent jurisdiction.

                                                     ARTICLE IX

                                               AMENDMENT OF THE PLAN
                                               ---------------------
         The Corporation shall have the right at any time by instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend the Plan in whole or in part, provided, however, that any benefits which have actually accrued and become payable hereunder shall not be affected thereby.

         No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration).  No amendment shall be made to the Plan which shall eliminate or reduce an early retirement benefit or eliminate an optional form of benefit provided under the Plan with respect to benefits accrued as of the date of such amendment.  The Corporation shall have the limited right to amend the Plan at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, notwithstanding any provision herein to the contrary.

         No amendment to the vesting provisions shall deprive a Participant of his nonforfeitable right accrued before to the date of any such amendment.  In the event an amendment is adopted which changes the vesting provisions contained in Article V, each Participant with at least three (3) Years of Service with the Corporation may elect to have his non-forfeitable percentage computed under the Plan without regard to such amendment.  Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment, provided, however, that the election period shall end no earlier than the latest of 60 days following (i) the date the amendment is effective, (ii) the date the amendment was adopted, or (iii) the date the Participant is given written notification of the amendment by the Corporation or Plan Administrator.

                                                     ARTICLE X

                                        DISCONTINUANCE OF CONTRIBUTIONS AND
                                        -----------------------------------
                                              TERMINATION OF THE PLAN
                                              -----------------------

10.1     Intention to Continue Plan - The Plan herein provided for has been established by the Corporation with
         --------------------------
the bona fide intention that it shall be continued in operation indefinitely and that the Employer's contributions hereunder shall continue for an indefinite period.  However, the Corporation reserves the right at any time to discontinue contributions or to terminate the Plan.

10.2     Termination or Partial Termination of Plan - Should the Corporation decide to terminate or partially
         ------------------------------------------
terminate the Plan, the accounts of all Participants affected thereby, subject to item (ii) of this Section, shall become fully vested and nonforfeitable.  The Trustee shall be notified of any termination or partial termination in writing and shall proceed at the direction of the Plan Administrator to liquidate the assets of the Trust.  Upon termination of the Plan by the Corporation, the Corporation and the Employer shall not thereafter make any further contributions under the Plan, and no amount shall thereafter be payable under the
Plan to or in respect of any Participants then Employed by such Employer, except as provided in this Article or except as amounts may become payable under the Plan as a result of such Participants continuing their participation in the Plan as a result of being Employed by other participating Employers.  To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of assets of the Plan as provided in this
Article shall constitute a complete discharge of all liabilities under the Plan.  Promptly upon any such termination the Trustee shall (i) pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination of the Plan and appropriately adjust, as may be required, all accounts of
Participants for such expenses and charges; and (ii) adjust for income, gains and losses in the Trust to such termination date in the manner described in Section 4.3 hereof as if such termination date was an Annual
Valuation Date.  The interest of each such Participant who is then Employed by such Employer in the adjusted amount then credited to his Employer Contribution Accounts shall be nonforfeitable as of such date.  The full current value of each adjusted account shall be paid, transferred, or otherwise distributed from the Trust to or on behalf of the Participant for whom such account is maintained, as determined by the Plan Administrator.

         In the event of a partial termination of the Plan, the payments, adjustments and distributions described above shall also be made, but only with respect to the portion of the Plan being terminated.

         In the event of a complete discontinuance by the Corporation and the Employer of the contributions to be made by it hereunder, the rights of each Participant to amounts credited to his account at such time shall become nonforfeitable.

         Termination or partial termination of the Plan shall not affect the payment of benefits, in accordance with Article V hereof, from the Trust except as specifically provided herein, nor shall such funds thereafter be divested by reason of any provision hereof.

10.3     Discontinuance of Contributions - In the event of a complete discontinuance by the Corporation and the
         -------------------------------
Employer of the contributions to be made by it hereunder, the accounts of Participants shall be treated, and the rights of Participants shall be, as if the Plan was terminated as contemplated under Section 10.2 on the effective date of such discontinuance or the date such discontinuance is deemed to have been effective, including, but not limited to, nonforfeitability of all amounts credited to the Employer Contribution Accounts of
Participants who are then Employed by such Employer.

         The mere suspension of a contribution for a year or years during which the Corporation and the Employer earns profits shall not in itself be deemed a discontinuance within the meaning of this Section, unless such suspension shall be deemed to have ripened into a discontinuance under the applicable provisions of the Code, any valid regulations promulgated thereunder or any rulings properly interpreting and applying same.

10.4     Internal Revenue Service Approval - Notwithstanding the foregoing, unless the Plan Administrator
         ---------------------------------
otherwise directs, in the event the Plan is terminated or contributions are completely discontinued, no distribution from the Plan shall be required until such time as the Internal Revenue Service shall have determined in writing that such termination or discontinuance will not adversely affect the qualification of the
Plan

                                                    ARTICLE XI

                                                   MISCELLANEOUS
                                                   -------------
11.1     Participants' Rights; Acquittance - Except to the extent required or provided for by mandatorily imposed
         ---------------------------------
law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any distributions, shall be construed as giving to any Participant or other person any legal or equitable right against the
Corporation or the Employer, or any officer or employee thereof, or the Trustee or the Plan Administrator except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that amounts may actually be distributable to him hereunder, and the same limitations shall be applicable with respect to distributions upon death which may be payable to the
Beneficiaries of a Participant.  Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby.  This Plan and Trust shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Corporation or the Employer.

11.2     Spendthrift Clause - To the extent permitted by law, Participants are prohibited from anticipating,
         ------------------
encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Plan Administrator or the
Trustee or be of any force or effect whatsoever.  Furthermore, to the extent permitted by law, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process; provided, however, anything to the contrary herein notwithstanding, to the extent permissible under applicable law, a Participant's interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive a distribution hereunder, the Trustee, if it shall prior to disbursement have received certified notice or confirmation from the Plan Administrator in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the distribution so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.

         The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Section 414(p) of the Code.

         In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Corporation, the Plan Administrator, and the Trustee shall be the only necessary parties and no employees or former employees of the Corporation or their beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

         Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator, the Trustee and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

11.3     Qualification of Plan as a Condition - The adoption and establishment of the Plan is based upon the
         ------------------------------------
condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and regulations issued thereunder with respect to employees' plans and trusts, including a salary reduction arrangement, so as to permit, among other incidents to such qualified plans, the Corporation and the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the
Participants as income.  Therefore, if when this Plan is submitted for qualification and approval by the Internal
Revenue Service, the Internal Revenue Service rules that the Plan does not meet the qualification requirements of the Internal Revenue Code for the purposes specified in the preceding sentence, and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date, then regardless of any other provision herein contained, this Plan shall be and become null and void ab initio, and any contributions under the Plan for any fiscal year of the Corporation commencing on or after the Effective Date shall be returned to the Corporation or the Employer for the benefit of the Employees on whose behalf the contribution was made to the
Trust.

11.4     Successor to the Corporation - In the event of the dissolution, merger, consolidation or reorganization
         ----------------------------
of the Corporation, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Corporation under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Corporation under the Plan.

11.5     Transfer of Plan Assets - In the event of any merger or consolidation of the Plan with, or transfer in
         -----------------------
whole or in part of the assets and liabilities of the Trust Fund to another trust fund, held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

(a)      Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the
         Plan had then terminated;

(b)      Resolutions of the Board of Directors of the Corporation, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan; and

(c)      Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.

11.6     Delegation of Authority by the Corporation - Whenever the Corporation under the terms of this Agreement
         ------------------------------------------
is permitted or required to do or perform any act or matter or thing, it may be done and performed by any officer or individual thereunto duly authorized by the Board.

11.7     Construction of Agreement - This Plan shall be construed and administered according to the provisions of
         -------------------------
ERISA, and its validity and enforceability shall be determined under such law.  In the event ERISA is not applicable or does not preempt state law, the laws of the State of Georgia shall apply.

11.8     Headings - The headings of Sections and Subsections are for ease of reference only and shall not be
         --------
construed to limit or modify the detailed provisions hereof.

                                                     ARTICLE XII

                                             TOP-HEAVY PLAN PROVISIONS
                                             -------------------------
12.1     Application - In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined,
         -----------
this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy
Plan.

12.2     Definitions -
         -----------

(a)      Top Heavy Compensation - For purposes of this Section of the Plan, Top-Heavy Compensation means an
         ----------------------
         individual's compensation (as determined under Code Section 415(c)(3)) from the Employer for the Plan
         Year, as adjusted pursuant to Section 415(d) of the Code; provided, however, that for purposes of determining Key Employees pursuant to Section 12.2(b), Top-Heavy Compensation shall be increased by elective contributions under a cafeteria plan (Section 125 of the Code), Pay Deferrals (Sections 401(k)
         and 401(a)(8) of the Code), and contributions to a SEP (Section 402(h)(1)(B) of the Code), and, in the

         case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity (Section 403(b) of the Code).

(b)      Key Employee - During any year that the Plan is a Top-Heavy Plan, a Participant who is a Key Employee
         ------------
         within the meaning of Section 416 of the Code, including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding
         Plan Years, is or was:

        (i)      an officer of the Employer whose Top Heavy Compensation is greater than 50% of the dollar limitation in effect in Section 415(b)(1)(A) of the Code, provided that Employees described in Section
                 414(q)(8) of the Code shall be excluded;

        (ii)     1 of the 10 Employees having Top Heavy Compensation of more than the dollar limitation in Section
                 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) one of the largest interests in the Employer, which interest is at least 1/2%;

        (iii)    a five percent (5%) owner of the Employer; or

        (iv)     a one percent (1%) owner of the Employer having Top Heavy Compensation from the Employer of more than
                 $150,000.

         Ownership shall be determined according to Section 416(i)(1)(B) of the Code.  For purposes of (i) above, no more than 50 Employees (or, if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers.  For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Top Heavy Compensation shall be treated as having the larger interest.  An Employee or former
Employee who is not a Key Employee shall be a "Non-Key Employee."

(c)      Minimum Contribution - For a Plan Year, the lesser of three percent (3%) of a Participant's compensation
         --------------------
         (within the meaning of Section 415 of the Code) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under Section 416(g)(2) of the Code, (i.e., each plan maintained by the
         Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of Section 401(a)(4)
         and Section 410) for the Key Employee for whom such percentage is highest.  The percentage of a Key
         Employee's compensation at which contributions are made shall be determined by dividing the contributions for each such employee by so much of his compensation for the Plan Year (including
         Elective Deferrals) as does not exceed $170,000, as adjusted pursuant to Section 401(a)(17)(B) of the
         Code.  Matching Contributions and Elective Deferrals on behalf of a Non-Key Employee shall not be considered in determining such Minimum Contribution.

(d)      Top-Heavy Plan - For a Plan Year, a plan that is required in such year to satisfy the requirements of
         --------------
         Section 416 of the Code because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in Section 416(g) of the Code and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the "Determination Date"), and shall include distributions made in the last five years.  The account balance of any Participant who has not performed any services for the Employer in the last five years shall not be taken into account.  For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code, and all other plans maintained by the
         Employer in which a Key Employee is a Participant (the "Required Aggregation Group").  In addition, the
         Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation
         Group") so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

12.3     Allocation of Minimum Contribution - For any year in which the Plan is a Top-Heavy Plan, the Minimum
         ----------------------------------
Contribution as defined in Section 12.2(c) hereof shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer.  Such Minimum Contribution shall be made to the Employer Contribution Account of each non-Key Employee Participant who has not separated from service on the last day of such Plan Year without regard to such Participant's Hours of Service during such Plan Year, and without regard to such Participant's compensation for such Plan Year.  The Employer shall determine under which plan a Participant shall receive the
Minimum Contribution if the Employee is a Participant in more than one plan maintained by the Employer.  Such
Minimum Contribution shall be made without consideration of the Employer's contributions under Section 3111 of the Code.

                                                    SIGNATURES
                                                    ----------

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized corporate officers as of the date first written above.

                                                     Corporation:

                                                     NATIONAL SERVICE INDUSTRIES, INC.

                                                     By: ___________________________________

ATTEST:

_____________________________________

                                                    SCHEDULE A
                                  FOR ELIGIBLE EMPLOYEES FORMERLY COVERED BY THE
                                 HOLOPHANE CORPORATION THRIFT AND RETIREMENT PLAN

1.       Elective Deferrals - Each Participant may defer up to 15% of his Annual Compensation.

2.       Matching Contributions  -  Discretionary, but intention is that it will be 33% of first 6% of compensation deferred.

3.       Basic Contributions  -  Discretionary, but intention is that it will be 5% of Annual Compensation as determined in accordance with rules established by the Plan Administrator.

4.       Vesting Schedule:

         Completed Years of Service                  Vested Percentage                  Forfeited Percentage
         --------------------------                  -----------------                  --------------------

                  Less than 5                                   0%                                 100%
                  5 or more                                   100%                                   0%

5.       Loans - Up to 10-year residence loans will be permitted with adequate security and if one loan is a residence loan, two loans may be outstanding at one time.

6.       Hardship Withdrawals - Not permitted.

                                                    SCHEDULE B
                                  FOR ELIGIBLE EMPLOYEES FORMERLY COVERED BY THE
                                   METAL OPTICS, INC. 401(k) PROFIT SHARING PLAN

1.       Elective Deferrals  -  Each Participant may defer up to 15% of his Annual Compensation

2.       Matching Contributions  -  Discretionary, but intention is that it will be 50% of the first 6% of
         Compensation deferred.

3.       Basic Contributions  -  Discretionary, but currently not provided for.

4.       Vesting Schedule:

         Completed Years of Service                  Vested Percentage                  Forfeited Percentage
         --------------------------                  -----------------                  --------------------

                  Less than 2                                    0%                               100%
                  2                                             20                                 80
                  3                                             40                                 60
                  4                                             60                                 40
                  5                                             80                                 20
                  6 or more                                    100                                  0

5.       Loans - Up to 10-year residence loans will be permitted with adequate security.